SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): MARCH 1, 2005



                                 INTELSAT, LTD.
               (Exact Name of Registrant as Specified in Charter)


           Bermuda                    000-50262            98-0346003
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
      of Incorporation)                               Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road,          HM 08
                Pembroke, Bermuda
     (Address of Principal Executive Offices)               (Zip Code)

                  (441) 294-1650
Registrant's telephone number, including area code

                                       n/a
                            (Former Name or Address,
                          If Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

         On March 1, 2005, all of the officers of Intelsat, Ltd. (the "Company") resigned their respective offices, and the Board of Directors named the following individuals, each of whom was an existing officer or director of the Company, to the following positions: Conny L. Kullman, Chairman and Chief Executive Officer; Ramu Potarazu, Chief Operating Officer; William J. Atkins, Chief Financial Officer; and Phillip L. Spector, Executive Vice President, General Counsel, and Assistant Secretary. Effective on commencement of Mr. McGlade's employment with the Company, Mr. McGlade will become the Chief Executive Officer of the Company. The ages and biographical information of these officers is listed below, and each is party to an employment agreement with the Company or its subsidiaries details of which have been previously disclosed on Form 8-K.

         Mr. Kullman (54) has been Chief Executive Officer of the Company since July 2001 and was appointed Chairman of the Company and Chairman, President and CEO of Intelsat (Bermuda), Ltd. ("Intelsat Bermuda") on January 28, 2005. Mr. Kullman was Chief Executive Officer of the Company's predecessor, the International Telecommunications Satellite Organization, formerly known as INTELSAT (the "IGO") from October 1998 to July 2001. He has been a director of U.S. Friends of Chalmers University of Technology, Inc. since April 2002. Mr. Kullman previously served as Vice President of Operations and Engineering of the IGO from December 1997 to October 1998, Vice President of Operations of the IGO from April 1996 to December 1997, Vice President and Chief Information Officer of the IGO from September 1994 to April 1996, Director of Operations Plans/Sales Operation of the IGO from July 1992 to September 1994, Director of Systems Operation of the IGO from August 1990 to July 1992 and a systems engineer for the IGO from August 1983 to August 1990.

         Mr. Potarazu (43) has been Chief Operating Officer of the Company since March 2003. He was appointed President of the Company on January 28, 2005. He previously served as President of Intelsat Bermuda and Managing Director of Intelsat Global Sales and Marketing Ltd. from March 2003 to January 2004; President and Chief Operating Officer of Intelsat Global Service Corporation from July 2001 to March 2003; Vice President, Global Operations and Chief Technical Officer of the IGO from November 2000 to July 2001; Vice President, Commercial Restructuring of the IGO from December 1999 to November 2000; Vice President, Operations and Chief Information Officer of the IGO from December 1998 to December 1999; Director of Information Systems of the IGO from April 1996 to December 1998; and Manager of Business Systems of the IGO from July 1995 to April 1996 and was a satellite software engineer for the IGO from May 1990 to July 1995. Prior to that time, Mr. Potarazu served in a senior technical consultant role with Contel Business Networks, Inc.

         Mr. Atkins (43) has been Chief Financial Officer of the Company since March 2004 and an Executive Vice President since May 2004. Prior to joining the Company, Mr. Atkins was Managing Director of Morgan Stanley & Co. Incorporated from December 1998 to October 2003. During that time, Mr. Atkins held various positions within Morgan Stanley, including serving as Group Head of the Corporate Finance Execution Group in London from November 2000 to October 2003, Deputy Head of the Investment Banking Division in Tokyo from January 2001 to November 2001 and Head of European Telecommunications Corporate Finance from


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March 1997 to November 2000. Mr. Atkins joined Morgan Stanley in September 1994, having previously been employed by S.G. Warburg & Co., Ltd.

         Mr. Spector (54) became the Executive Vice President and General Counsel of the Company on February 15, 2005. He was previously the managing partner of the Washington, D.C. office of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, and chair of the firm's Communications & Technology Group. He is the former Chairman of the American Bar Association's International Communications Committee, and served in the U.S. government as Associate Assistant to the President and as a law clerk to a Supreme Court justice.

         Also on March 1, 2005, Mr. McGlade (44) was elected to the Board of Directors of the Company effective upon the commencement of his employment as the Chief Executive Officer of the Company. Until January 31, 2005, Mr. McGlade was the Chief Executive Officer of O2 UK, the largest subsidiary of mmO2 plc and a leading UK cellular telephone company, a position he took in October 2000. Prior to that, Mr. McGlade was the Chairman of the Board and Chief Executive Officer of Pure Matrix, Inc., a software company that serves the mobile communications market, from December 1999 to September 2000, and a non-executive Chairman to August 2004. Mr. McGlade also served as the President and Chief Executive Officer of CatchTV, an interactive television/Web company, from December 1998 to December 1999. From February 1996 to July 1998 Mr. McGlade worked in the US cellular industry as West Region President for Sprint PCS. Mr. McGlade is currently Executive Director of mmO2 plc, a role which he will cease to occupy no later than March 31, 2005, and a director of the GSM Association.

         Effective as of March 7, 2005, Ian Sellars resigned from the Company's Board of Directors and was replaced by Nic Volpi. Ian Sellars and Nic Volpi are both associated with Permira, an adviser to several shareholders of Intelsat Holdings, Ltd. (formerly Zeus Holdings Limited) ("Holdings"). The Company is party to an agreement with Holdings (the "Subsidiary Board Agreement") pursuant to which, for so long as Holdings holds a majority of the outstanding voting stock of the Company, the Board of Directors of the Company shall consist solely of individuals selected by the shareholders of Holdings as being eligible to serve as directors of the Company. Mr. Volpi was so selected by the shareholders of Holdings in accordance with the Subsidiary Board Agreement, and was appointed to fill the vacancy created by Mr. Sellars' resignation by action of the remaining directors of the Company.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On March 1, 2005, the Company's Bye-laws were amended and restated. The purpose of the amendments effected thereby was to account for the fact that the Company has become a wholly-owned subsidiary of Holdings. Among other things, the amendments effected thereby: provide more flexibility for the Board of Directors in designating committees of the Board of Directors; simplify the procedures relating to the appointment and removal of directors; allow the Board of Directors to consist of no fewer than three persons; allow for the appointment of alternate directors; provide more flexibility for providing notice of Board of Directors and shareholders meetings; simplify the procedures relating to meetings of the Board of Directors; eliminate restrictions on the Company's operations; provide more flexibility for the


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designation of officers of the Company; and reflect a reduction in the Company's authorized share capital.

         The foregoing summary of the Amended and Restated Bye-Laws is qualified in its entirety by the complete text of the Amended and Restated Bye-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE

         On February 11, 2005, Zeus Special Subsidiary Limited, a newly formed wholly-owned subsidiary of the Company ("ZSSL"), issued $478,700,000 in aggregate principal amount at maturity of 9 1/4% Senior Discount Notes due 2015, which we refer to as the Discount Notes. The Company is a co-obligor on the Discount Notes. On March 3, 2005, Intelsat Bermuda transferred substantially all of its assets to Intelsat Subsidiary Holding Company, Ltd., a newly formed wholly-owned subsidiary ("Subsidiary Holding"). Subsidiary Holding assumed substantially all of the then-existing liabilities of Intelsat Bermuda, and Intelsat Bermuda became a guarantor of the obligations under the previously outstanding Floating Rate Senior Notes due 2012, 8 1/4% Senior Notes due 2013, and 8 5/8% Senior Notes due 2015, as well as the senior secured credit facilities of which Intelsat Bermuda had been the obligor. Later on March 3, 2005, ZSSL amalgamated with Intelsat Bermuda and the company resulting from that amalgamation continues under the name "Intelsat (Bermuda), Ltd." As a result of these transactions, the Company and Intelsat Bermuda are now the obligors under the Discount Notes. The net proceeds of the Discount Notes were dividended by Intelsat Bermuda to the Company, and then by the Company to its sole shareholder, Intelsat Holdings, Ltd. Intelsat Holdings, Ltd. used the proceeds of this dividend to repurchase a portion of its outstanding preferred shares.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Exhibits

         EXHIBIT NO.             DOCUMENT DESIGNATION

           3.1                   Bye-Laws of Intelsat, Ltd.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 7, 2005

                                           INTELSAT, LTD.


                                           By:   /s/ William Atkins
                                              ----------------------------------
                                              Name:  William Atkins
                                              Title: Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number                         Description
-------                        -----------
  3.1                          Bye-Laws of Intelsat, Ltd.